News Release
Contact:

GSI Commerce, Inc.
Media	Investors	Retail Convergence, Inc.
Kelly Henry	Greg Ryan	H.L. Group
610.491.7474	610.491.7294	Kathleen Corless
news@gsicommerce.com	ryang@gsicommerce.com	646.460.8906
GSI Commerce Closes Acquisition of Retail Convergence Inc.
KING OF PRUSSIA, Pa., Nov. 18, 2009 — Leading e-commerce and interactive marketing services provider, GSI Commerce Inc. (Nasdaq: GSIC), today announced it has closed its acquisition of Retail Convergence Inc., a Boston, Mass.-based company that operates RueLaLa.com, a leader in the private sale space, and SmartBargains.com, an off-price e-commerce marketplace.
About GSI Commerce
GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care and is available on a modular basis or as part of an integrated, end-to-end solution. We offer a full suite of interactive marketing services through two divisions, TrueActionTM and e-Dialog. Additionally, we provide brands and retailers a platform for online private sales through RueLaLa.com, and an online, off-price marketplace, SmartBargains.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. Actual results might differ materially from what is expressed or implied by these forward-looking statements. Additional information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.
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